SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 15, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into a Material Definitive Agreement

Renewal of Banking Facility

        The Talbots, Inc. (“Talbots”) and The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) entered into an annual renewal of its banking facility on October 15, 2004. The facility provides for the issuance of letters of credit for periods up to six months, with validity period for up to one year, to finance the import of general merchandise. The amount of the facility is $100,000,000. The prior agreement also provided for the issuance of letters of credit for periods up to six months, with validity period for up to one year, to finance the import of general merchandise, in the amount of $100,000,000. HSBC has an overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities. The foregoing summary is subject in all respects to the actual terms of the annual renewal a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

c.	Exhibits.

99.1	Letter Agreement concerning credit facilites between HSBC and Talbots dated October 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004	THE TALBOTS, INC. By: /s/ Edward L. Larsen —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement concerning credit facilities between HSBC and Talbots dated October 2, 2004.